EXHIBIT 11

        Computation of weighted average number of shares of common stock


                                            For the three         For the six
                                          months ended June    months ended June
                                           1999     2000        1999       2000
                                         ------     ------     ------     ------
Shares outstanding at beginning
    of period (net of 25,000
    shares held in treasury) .......     15,177     15,298     15,158     15,279

Weighted average shares issued .....         58         13         46         19
                                         ------     ------     ------     ------

Shares used in the calculation of
        Basic EPS (weighted average
        shares outstanding .........     15,235     15,311     15,204     15,298

Effect of dilutive securities ......        377        240        371        237
                                         ------     ------     ------     ------

Shares used in the calculation of
    Diluted EPS ....................     15,612     15,551     15,575     15,535
                                         ======     ======     ======     ======



                                       E-1